UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 19, 2008, Linens Holding Co. (“Holding”), for itself and the other Debtors (as defined below), entered into an Agency Agreement, dated as of August 13, 2008 (the “Agency Agreement”), with a joint venture comprised of Gordon Brothers Retail Partners, LLC and Hilco Merchant Resources, LLC (the “Agent”), pursuant to which the Agent is conducting store closing sales (the “Store Closing Sales”) for the Debtors of all of the merchandise at 51 underperforming stores previously identified by the Debtors to be closed (the “Closing Stores”) and certain other merchandise located at Debtors’ distribution centers to be transferred to the Closing Stores (the “Merchandise”).

As previously disclosed, on May 2, 2008, Holding and each of its direct and indirect U.S. subsidiaries (together with Holding, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (jointly administered under Case No. 08 10832).  On July 3, 2008, the Debtors filed a motion seeking Bankruptcy Court approval of the Store Closing Sales, auction procedures to select a national liquidation firm to conduct the Store Closing Sales, and an agency agreement with such firm for that purpose.

On July 25, 2008, the Bankruptcy Court granted an order approving auction procedures, authorizing the Debtors to select a stalking horse bidder, and setting the auction for August 11, 2008.  At the auction conducted on August 11, 2008, the Agent was the successful bidder.

On August 14, 2008, the Bankruptcy Court granted an order (the “Approval Order”) approving the Agency Agreement and authorizing the Debtors to conduct the Store Closing Sale pursuant to the terms of the Agency Agreement and the Sale Guidelines that were annexed to the Agency Agreement as Exhibit 8.1 (the “Sale Guidelines”).  Among other things, the Bankruptcy Court found that the offer of the Agent as evidenced by the Agency Agreement is the highest and best offer received by the Debtors, is fair and reasonable, and is in the best interests of the Debtors’ creditors and estates.  The Bankruptcy Court also found that closing of the Closing Stores is in the best interest of the Debtors’ estates.  The Approval Order is publicly available and may be accessed on the Internet at http://pacer.psc.uscourts.gov or www.kccllc.net/linensnthings.

Pursuant to the Agency Agreement, the Debtors have appointed the Agent to act as the Debtors’ agent to conduct the Store Closing Sales and dispose of owned furnishings, trade fixtures, and/or improvements to real property located in the Closing Stores in accordance with the terms and conditions of the Agency Agreement and the Sale Guidelines.  The Agency Agreement sets forth the terms and conditions of the Store Closing Sales and rights and obligations of the Agent with respect thereto.  The Agency Agreement provided for the Store Closing Sales to begin on the first business day following entry of the Approval Order, but not later than August 15, 2008.  The Store Closing Sale commenced on August 15, 2008 at each of the Closing Stores.

The Agent has authority to conduct the Store Closing Sales in the name of and on behalf of the Debtors in a commercially reasonable manner, subject to limitations and guidelines set forth in the Agency Agreement, the Sale Guidelines, and the Approval Order.  The Closing Store Sales may be conducted as a “store closing,” “sale on everything,” “everything must go,” or similar themed sale, but may not be advertised as a “going-out-of business sale.”  Subject to provisions in the Sale Guidelines dealing with “latent defects,” all sales of Merchandise will be “final sales” and “as is,” and all advertisements and sales receipts will reflect the same.  The Agent will accept gift certificates, gift cards, and Merchandise credits issued by the Debtors, for which the Agent will receive cash reimbursements from the Debtors.

As a guaranty of its performance under the Agency Agreement, the Agent has guaranteed that the Debtors will receive 102.6% of the aggregate Cost Value (as defined in the Agency Agreement) of the Merchandise (the “Guaranteed Amount”).  On August 15, 2008, the first business day following entry of the Approval Order, the Agent paid the Debtors an amount equal to 90% of the estimated Guaranteed Amount (the “Initial Guaranty Payment”).  “Cost Value” under the Agency Agreement is the last cost for the SKU for each item of Merchandise based on the Debtors’ inventory item master cost file plus, with respect to imported Merchandise, certain costs associated with landing the Merchandise.

The Agent is entitled to receive a fee equal to 5% of the aggregate Cost Value of the Merchandise (the “Agent’s Fee”).  To the extent that the proceeds of the Store Closing Sales exceed the sum of the Guaranteed Amount, Expenses of the Sale (as defined in the Agency Agreement), and the Agent’s Fee, then all remaining proceeds will be shared 50% to the Debtors and 50% to the Agent.

Subject to the prior termination of the lease for any Closing Store, the Agent is required to complete the Store Closing Sales at each Closing Store no later than November 26, 2008, unless the time period is extended by mutual written agreement of the Agent and the Debtors (upon notice of various parties as provided for in the Approval Order).  In addition, the Agent may terminate a Closing Store Sale at any Closing Store upon not less than ten days’ prior written notice to the Debtors.

The Agency Agreement contains customary representations, warranties, and covenants by the Debtors and the Agent.  An “Event of Default” occurs under the Agency Agreement if (1) either the Debtors or the Agent fail to perform any material obligation that remains uncured for ten days after receipt of written notice or (2) any representation or warranty made by the Debtors or Agent proves untrue in any material respect as of the date made and, to the extent curable, continues uncured for ten days after written notice to the defaulting party.  Any damages or entitlement to equitable relief because of the occurrence of an Event of Default shall be determined by the Bankruptcy Court.

The description of the Agency Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Agency Agreement and the Sale Guidelines, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Agency Agreement, dated as of August 13, 2008, by and between Linens Holding Co. and its affiliated debtors and debtors-in-possession and a joint venture comprised of Gordon Brothers Retail Partners, LLC and Hilco Merchant Resources, LLC (without Exhibits).

10.2	Sale Guidelines (Exhibit 8.1 to Agency Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2008

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

	By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agency Agreement, dated as of August 13, 2008, by and between Linens Holding Co. and its affiliated debtors and debtors-in-possession and a joint venture comprised of Gordon Brothers Retail Partners, LLC and Hilco Merchant Resources, LLC (without Exhibits).

10.2	Sale Guidelines (Exhibit 8.1 to Agency Agreement).